Exhibit 99.1

Basin Water Announces Plans to Restate Prior Period Results

Rancho Cucamonga, CA (October 29, 2008) – Basin Water, Inc. (NASDAQ:BWTR) announced today that it will restate its financial statements for fiscal years ended December 31, 2006 and 2007, including each of the fiscal quarters in 2006 and 2007, and the fiscal quarter ended March 31, 2008 due to errors in the accounting for certain of the Company’s transactions in 2006 and 2007.

As previously reported, in connection with its review with respect to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, the Company identified issues relating to its revenue recognition for certain transactions, and the Audit Committee of the Company’s Board of Directors is conducting a review of the accounting for those transactions. As part of this investigation, the Audit Committee retained independent legal counsel, which in turn retained independent forensic accountants, to review the foregoing transactions.

Based on its review to date, the Audit Committee has concluded that the Company incorrectly accounted for certain specific transactions in 2006 and 2007. As a result, the Company incorrectly recognized revenues relating to such transactions, including revenues incorrectly recognized as a result of the failure to apply Financial Accounting Standards Board Interpretation No. 46(R) (FIN 46R).

On October 29, 2008, the Audit Committee, upon the recommendation of management, concluded that the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, including each of the fiscal quarters in 2006 and 2007, and for the fiscal quarter ended March 31, 2008 should no longer be relied upon. In reaching this conclusion, the Company’s Audit Committee has discussed the matters described in this press release with Singer Lewak, the Company’s independent registered public accounting firm. As a result of these discussions and the Audit Committee’s conclusion, Singer Lewak has indicated that it intends to issue a letter to the Company stating that their audit opinions on the financial statements for the years ended December 31, 2006 and December 31, 2007 have been withdrawn and should no longer be relied upon.

The Company is in the process of preparing restated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, including each of the fiscal quarters in 2006 and 2007, and the fiscal quarter ended March 31, 2008. The Company preliminarily estimates that the adjustments relating to these errors in the fiscal years ended December 31, 2006 and 2007 and the quarter ended March 31, 2008 will respectively (i) reduce revenues for 2006, 2007 and the first quarter of 2008 by approximately $2.2 million, $8.7 million and $0.1 million; (ii) increase net loss for 2006 and 2007 by approximately $1.7 million and $1.5 million; and (iii) decrease total assets, current assets and other assets as of March 31, 2008 by approximately $3.2 million, $4.4 million and $6.4 million. However, as the Audit Committee’s review is ongoing, this information is subject to change based upon the final findings of the review and completion of the audit and review of the Company’s restated financial statements by its independent registered public accounting firm, and the effect of the adjustments could change in such restated financial statements.

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com

The Company intends to file, as soon as practicable, restated financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, including each of the fiscal quarters in 2006 and 2007, and for the fiscal quarter ended March 31, 2008.

The Division of Enforcement of the Securities and Exchange Commission is conducting an investigation with respect to the Company’s accounting and related disclosure and other matters. The Company intends to cooperate fully with the SEC.

As of September 30, 2008, the Company had a cash balance of approximately $16.4 million. In recent months up through last week, the Company has reduced its headcount by 26 to reduce costs and to eliminate redundancies created by the Envirogen acquisition. In addition, the Company plans to outsource its manufacturing operations to further reduce operating costs. The Company also continues to promote its expanded technology offering and expand its geographic presence.

About Basin Water

Basin Water, Inc. is a provider of reliable, long-term process solutions for a range of clients, which includes designing, building and implementing systems for the treatment of contaminated groundwater, the treatment of wastewater, waste reduction and resource recovery. Basin Water employs treatment technologies including its own proprietary, scalable ion-exchange wellhead treatment system, along with a host of other treatment technologies designed to meet customer needs in an efficient, flexible and cost effective manner. Additional information may be found on the company’s web site: www.basinwater.com.

Forward Looking Statements

This report contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the completion and results of the Audit Committee’s ongoing review of the Company’s accounting practices for certain transactions, additional accounting or other issues identified in connection with the ongoing review, finalization of the restatements described above and the audit and review of such matters by the Company’s independent registered public accounting firm, negative reactions from the Company’s stockholders, creditors or customers to the Company’s restatement of its financial statements, the scope and impact of any restatement of the Company’s financial statements, the existence of other errors that may require further adjustment of the Company’s financial statements, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market, the SEC, any other governmental agency or other parties related to the Company’s restatement of its financial statements, the effectiveness of any cost-saving measures by the Company, the Company’s limited operating history, significant operating losses associated with certain of the Company’s contracts, the Company’s ability to identify and consummate other acquisition opportunities that improve the Company’s revenues and profitability, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the Company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the Company’s ability to enter into service and maintenance contracts with system sales, the Company’s ability to protect its intellectual property, regulatory approvals of the Company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the Company’s ability to attract and retain qualified personnel and management members, the Company’s ability to manage its capital to meet future liquidity needs, changes in the board of directors and management members and the timing of the Company’s stock repurchases, if any. More detailed information about these risks and uncertainties are

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com contained in the Company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these forward-looking statements to reflect any change in future events. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update or revise any forward-looking statements.

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Contact:

Basin Water, Inc.

W. Christopher Chisholm

Vice President & Chief Financial Officer

909 481-6800

www.basinwater.com

SOURCE: Basin Water, Inc.

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com